UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Westwood Holdings Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Westwood Holdings Group, Inc. (the “Company”), which will be held on Thursday, April 28, 2005, at 10:00 a.m., Dallas, Texas time, at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201. The official Notice of Annual Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention.

Westwood invites all stockholders to attend the meeting in person. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at Westwood’s principal executive office or by attending the meeting and voting in person.

Sincerely,

Susan M. Byrne
Chairman of the Board and
March 17, 2005	Chief Executive Officer

WESTWOOD HOLDINGS GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2005

To the Stockholders of Westwood Holdings Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Westwood Holdings Group, Inc. (“Westwood”) will be held at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Thursday, April 28, 2005, at 10:00 a.m., Dallas, Texas time, to consider and vote on the following Proposals:

Proposal 1.	The election of seven directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.

Proposal 2.	The ratification of the selection of Deloitte & Touche LLP as Westwood’s independent auditors for the year ending December 31, 2005.

In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.

The foregoing items of business are more fully described in the attached proxy statement.

Only stockholders of record at the close of business on March 1, 2005 are entitled to notice of, and to vote at, the annual meeting. A holder of shares of Westwood’s common stock is entitled to one vote, in person or by proxy, for each share of common stock owned by such holder on all matters properly brought before the annual meeting or at any adjournments or postponements.

All of our stockholders are invited to attend the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at the meeting. You can revoke your proxy at any time before it is voted by delivering written notice to Brian O. Casey at Westwood’s principal executive office or by attending the meeting and voting in person.

This proxy statement and proxy card are being mailed to our stockholders on or about March 17, 2005.

By Order of the Board of Directors

Westwood Holdings Group, Inc.

Brian O. Casey, Secretary

i

WESTWOOD HOLDINGS GROUP, INC.

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2005

GENERAL QUESTIONS AND ANSWERS

The following questions and answers are intended to provide brief answers to frequently asked questions concerning the Proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement, as well as the appendices and the documents incorporated by reference in this proxy statement.

The Annual Meeting

Q:	When and where is the annual meeting?

A:	The annual meeting will be held on Thursday, April 28, 2005, at 10:00 a.m., Dallas, Texas time, at The Crescent Club at 200 Crescent Court, Suite 1700, Dallas, Texas 75201. This proxy statement and form of proxy are being mailed to our stockholders on or about March 17, 2005.

Procedures for Voting

Q:	Is my proxy revocable and can I change my vote?

A:	You may revoke your proxy at any time before it is voted by doing one of the following:

•	Sending a written notice revoking your proxy to Brian O. Casey, our Secretary, at 200 Crescent Court, Suite 1200, Dallas, Texas 75201;

•	Signing and mailing to us a proxy bearing a later date; or

•	Coming to our annual meeting and voting in person.

Q:	Who is entitled to vote?

A:	Only stockholders of record as of the close of business on March 1, 2005, the record date, will be entitled to vote on the Proposals at the annual meeting. Each share of common stock is entitled to one vote.

Q:	How do I vote?

A:	If you are the record holder of your shares, you can vote by attending the annual meeting in person or by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares using the Internet or telephone; please consult with your broker if you have any questions regarding the electronic voting of shares held in street name.

Q:	How does discretionary authority apply?

A:	If you sign your proxy card, but do not make any selections, your shares will be voted “FOR” the election of all of the nominees for directors and “FOR” Proposal 2, and, in the discretion of the proxies, as to all other matters that may be properly brought before the annual meeting.

Q.	How will votes be counted?

A.	The annual meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. As of March 1, 2005, there were 5,746,897 shares of common stock outstanding and entitled to vote on each of the Proposals.

If you have returned a signed proxy card or attend the meeting in person, then you will be considered part of the quorum, even if you do not vote. A withheld vote is the same as an abstention. The effect of abstentions and broker non-votes with respect to a particular Proposal will be a vote “AGAINST” that Proposal. Our transfer agent, Computershare Trust Company, Inc., will count the votes and act as inspector.

Broker non-votes occur when proxies submitted by brokers, banks or other nominees holding shares in “street” name do not indicate a vote for some or all of the Proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the Proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes.

Q.	What happens if I do not return my proxy and do not vote at the annual meeting?

A.	If you do not attend the annual meeting and do not submit a proxy, the effect will be that you will not be considered part of, or count towards, achieving a quorum. With respect to each of the Proposals, the failure to return a proxy and vote will have neither the effect of a vote “FOR” nor “AGAINST” these Proposals. This is the case, for a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for approval of Proposal 2, so your shares will similarly not be treated as being represented at the annual meeting.

Q:	Is my vote confidential?

A:	Yes. Only the inspector, Computershare Trust Company, Inc., and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

Our Current Stock Ownership

Q:	What percentage of stock do the directors and officers own?

A:	Our officers and directors collectively and beneficially owned approximately 1,174,505 shares, or approximately 20.3 percent of our common stock as of March 1, 2005.

Q:	Who are the largest principal stockholders?

A:	To our knowledge, our largest principal stockholders are Gabelli Asset Management Inc., which owns 17.8%; Third Avenue Management LLC, which owns 15.5%; Susan M. Byrne, who owns 11.3%; and Dalton, Greiner, Hartman, Maher & Co., which owns 5.9% of our common stock as of March 1, 2005.

Other Information

Q:	When are the stockholder proposals due for the annual meeting in 2006?

A:	To be included in the 2006 annual meeting, stockholder proposals must be in writing and must be received by Westwood, at the following address: 200 Crescent Court, Suite 1200, Dallas, Texas 75201, Attn: Secretary, no later than November 16, 2005.

Q:	Who is soliciting my proxy and who will pay the solicitation expenses?

A:	We are soliciting your proxy by and on behalf of our board of directors, and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes. We will reimburse stockbrokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to the owners of our common stock.

Q:	Who can help answer my additional questions?

A:	Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about this proxy statement, including the procedures for voting their shares, should contact:

William R. Hardcastle, Jr.

Vice President and Treasurer

200 Crescent Court, Suite 1200

Dallas, Texas 75201

Telephone: (214) 756-6900

This question and answer information section is qualified in its entirety by the more detailed information contained in this proxy statement. You are strongly urged to carefully read this proxy statement in its entirety before you vote.

This proxy statement contains important information that should be read before any decisions are made with respect to the Proposals. You are strongly urged to read the proxy statement in its entirety. You are also strongly urged to read our Annual Report on Form 10-K for the period ended December 31, 2004, especially the Risk Factors section, which is being sent to you with this proxy statement.

PROPOSAL 1:

Election of Directors

Our bylaws provide that the board of directors will consist of between three and eleven directors, as determined from time to time by resolution of the board. The board of directors has set the number of directors at seven, all of whom are to be elected at the annual meeting. Each director will serve until the 2006 annual meeting and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the board of directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the board of directors, unless a contrary instruction is given in the proxy.

Each stockholder is entitled to cast one vote for each share of common stock held on March 1, 2005. A plurality of the shares represented in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. Votes may be cast in favor or withheld. Stockholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the proxy card. Broker non-votes, abstentions and votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

The persons nominated to be directors are listed below. The following information is submitted concerning the nominees named for election as directors:

Name	Age	Position With Westwood
Susan M. Byrne	58	Chairman of the Board of Directors, Chief Executive Officer and Director

Brian O. Casey	41	President, Chief Operating Officer, Secretary and Director

Tom C. Davis (1)(2)	56	Director

Frederick R. Meyer (1)(2)(3)(5)	77	Director

Jon L. Mosle, Jr. (1)(2)(3)(6)	75	Director

Leonard Riggs, Jr., M.D. (1)(3)	62	Director

Raymond E. Wooldridge (1)(2)(3)(4)(7)	66	Director

(1)	Audit committee member.

(2)	Compensation committee member.

(3)	Governance/nominating committee member.

(4)	Chairman of audit committee.

(5)	Chairman of compensation committee.

(6)	Chairman of governance/nominating committee.

(7)	Lead director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE APPROVAL OF EACH OF THE DIRECTOR NOMINEES.

The biographical information for each director nominee is set forth below.

Susan M. Byrne has served as Chairman of the Board of Directors and Chief Executive Officer of Westwood since its inception in December 2001. Ms. Byrne is the founder of Westwood Management and has served as its Chairman of the Board, Chief Executive Officer and Chief Investment Officer since 1983 and as its President from 1983 to 2002. She served as a director of Westwood Trust from 1996 to 1999. Ms. Byrne serves as a member of the board and the investment committee for the Southwestern Medical Foundation. She is also a past member of the Board of the University of Texas Investment Management Company as well as the Board of Trustees for the City of Dallas Employees Retirement Fund.

Brian O. Casey has served as President, Chief Operating Officer, Secretary and director of Westwood since its inception in December 2001. Mr. Casey has served as Chief Operating Officer and director of Westwood Management since 2000, as President of Westwood Management since 2002, as Secretary of Westwood Management since 2003, and as Chairman of the Board and President of Westwood Trust since 1996. Prior to his appointment to those positions, Mr. Casey served as Executive Vice President of Westwood Management from 2000 to 2002 and Vice President of Westwood Management from 1992 to 2000.

Tom C. Davis has served as a director of Westwood since April 2004. He has served as a director of Westwood Trust since March 2004. Since March 2001, he has served as Chief Executive Officer of The Concorde Group, a private investment firm, and serves on the Board of Directors of Dean Foods Company (NYSE) and Affirmative Insurance Holdings, Inc. (NASDAQ). He was the managing partner and head of banking and corporate finance for the Southwest division of Credit Suisse First Boston (formerly DLJ) from March 1984 to February 2001.

Frederick R. Meyer has served as a director of Westwood since its inception in December 2001. Since 1991, he has served as a director of SWS Group, Inc. (“SWS”), a full service securities and banking firm that previously owned Westwood. Since 1985, he has served as the Chairman of the Board of Aladdin Industries, LLC, a diversified company. He served as Aladdin Industries, LLC’s President and Chief Executive Officer from 1987 to 1994, from 1995 to May 1999 and from October 2000 to present. He also served as President and Chief Operating Officer of Tyler Corporation, a diversified manufacturing corporation, from 1983 to 1986 and acted as a consultant to Tyler Corporation from 1986 to 1989. He currently serves as a director of Aladdin Industries, LLC, Palm Harbor Homes, Inc., a marketer of manufactured homes, and the Oaks Bank and Trust Company.

Jon L. Mosle, Jr. has served as a director of Westwood since its inception in December 2001. He has served as director of SWS since 1991. He served as Director of Private Capital Management for Ameritrust Texas Corporation from 1984 to 1992. From 1954 to 1984, he was affiliated with Rotan Mosle, Inc., a regional NYSE member firm, which was acquired by PaineWebber Incorporated in 1983. His roles at Rotan Mosle, Inc. included supervisory responsibility for both over-the-counter trading and municipal departments, as well as participating in corporate finance activities. He served as branch manager, regional manager, Vice Chairman of the Board and member of Rotan Mosle, Inc.’s operating committee.

Leonard Riggs, Jr., M.D. has served as a director of Westwood since April 2004. He is a private investor and until recently was Chairman and Chief Executive Officer of EmCare, Inc., a publicly-held outsourced healthcare business services company specializing in emergency medicine. He has served as a director of Westwood Trust since March 2004. He served as the Director of Emergency Medicine at Baylor University Medical Center from 1974 until 1998 and is a former president of the American College of Emergency Physicians. He serves on the board of Prentiss Properties (NYSE), Southwestern Medical Foundation, Centenary College, Baylor Healthcare System Foundation, and is the immediate Past President of the board of St. Marks School of Texas.

Raymond E. Wooldridge has served as a director of Westwood since its inception in December 2001. He has served as a director of Westwood Trust since 2000. He is a director of CEC Entertainment, Inc., a Dallas-based NYSE company that operates a chain of pizza and children’s entertainment restaurants, D. A. Davidson & Company, Inc., an investment firm located in the Pacific Northwest, and its subsidiary Davidson Trust Company. From 1986 to 1999, he was a director of SWS; from 1996 to 1999, he served as the Vice Chairman and Chairman of the Executive Committee of SWS; from 1993 to 1996, he served as Chief Executive Officer of SWS; and from 1986 to 1993, he served as President and Chief Operating Officer of SWS. He is a past Chairman of the National Securities Clearing Corporation, a national clearing agency registered with the SEC and past Vice Chairman of the Board of Governors of the National Association of Securities Dealers.

Corporate Governance Information

The board of directors held six meetings, or otherwise consented to actions taken during 2004. Each director attended all of the meetings held by the board of directors and the committees on which he served. The standing committees of the board of directors currently consist of the audit committee, the compensation committee and the governance/nominating committee. Our audit committee consists of Messrs. Davis, Meyer, Mosle, Riggs and Wooldridge. Our compensation committee consists of Messrs. Davis, Meyer, Mosle and Wooldridge. Our governance/nominating committee consists of Messrs. Meyer, Mosle, Riggs and Wooldridge. Mr. Wooldridge serves as chairman of our audit committee, Mr. Meyer serves as chairman of our compensation committee and Mr. Mosle serves as chairman of our governance/nominating committee. All members of the audit committee, the compensation committee and the governance/nominating committee are “independent directors” within the meaning of applicable New York Stock Exchange rules. The Board of Directors has determined that Mr. Frederick R. Meyer is qualified as an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission, and that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

Board Committees

Audit Committee. The audit committee operates pursuant to a charter approved by our Board of Directors, which the audit committee reviews periodically to determine if revisions are necessary or appropriate. A copy of the charter is posted on our website at www.westwoodgroup.com. The audit committee oversees the preparation of our financial statements and our independent auditors. The audit committee considers and selects an independent accounting firm to conduct the annual audit, determines the independence of our independent accountants and recommends actions to our Board of Directors to ensure their independence. The audit committee is responsible for reviewing reports from our management relating to our financial condition and other matters that may have a material impact on our financial statements and compliance policies. The audit committee is also responsible for inquiring of our management and independent auditors regarding the appropriateness of the accounting principles we follow, changes in accounting principles and their impact on our financial statements in terms of scope of audits conducted or scheduled to be conducted. The audit committee is responsible for preparing a report stating among other things whether our audited financial statements should be included in our Annual Report. The audit committee met five times during 2004.

Compensation Committee. The compensation committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. The compensation committee authorizes and determines all salaries for our officers, administers our incentive compensation plans in accordance with the powers and authority granted in such plans, determines any incentive awards to be made to our officers, administers all of our stock option plans and other equity ownership, compensation, retirement and benefit plans, approves the performance-based compensation of individuals pursuant to Code Section 162(m) and administers other matters relating to compensation or benefits. The compensation committee met four times during 2004.

Governance/Nominating Committee. The governance/nominating committee operates pursuant to a charter approved by our Board of Directors, a copy of which is posted on our website at www.westwoodgroup.com. The governance/nominating committee’s responsibilities relate to corporate governance and the identification and evaluation of Board candidates. The primary function of the governance/nominating committee is to develop and oversee the application of corporate governance principles to Westwood, to identify qualified candidates for Board membership and recommend to the Board director nominees to be voted on at the annual meeting of stockholders, and communicate with members of the Board regarding Board and committee meeting format and procedures. The governance/nominating committee met five times during 2004.

Director Independence

Our Board of Directors has adopted Corporate Governance Guidelines. The full text of the Guidelines is available on our website at www.westwoodgroup.com. In addition, a copy of the Guidelines is available upon written request to our Corporate Secretary at our principal executive office (200 Crescent Court, Suite 1200, Dallas, Texas 75201).

Pursuant to our Guidelines, a majority of the members of our Board of Directors must be non-management directors who meet the “independence” requirements of the New York Stock Exchange. In addition, all members of the audit committee must meet additional “independence” standards. The Board of Directors recently undertook its annual review of director independence. The Board of Directors noted that Messrs. Meyer, Mosle and Wooldridge each have a current or former relationship with SWS Group, Inc. (“SWS), the company from which Westwood was spun-off in 2002 and which remains a customer of Westwood. The Board categorically concluded that these relationships with SWS would not be deemed to constitute a material relationship with Westwood that would affect the “independence” of any such director. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family, and Westwood and our subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates, and members of our senior management and their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that a director is independent.

Based on this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of Westwood and our management, with the exception of Ms. Byrne and Mr. Casey (each of whom is a Westwood executive officer).

Lead Director of Board Meetings in Executive Session

Pursuant to our Corporate Governance Guidelines, our non-management directors meet in executive session without the presence of management on a regular basis. The Board of Directors has selected Raymond E. Woodridge to serve as “Lead Director,” and, as such, he chairs these executive sessions.

Director Nominees

The governance/nominating committee has a policy of considering new director candidates recommended by Westwood’s stockholders to the extent such recommendations are made in compliance with the procedures outlined below. Director candidates recommended by stockholders are evaluated by the governance/nominating committee based on the same criteria applied by the governance/nominating committee to director candidates identified by that committee. The governance/nominating committee of the Board has the responsibility for identifying potential candidates for Board membership and for making a recommendation to the Board of a slate of director candidates to stand for election at the annual meeting of the Company’s stockholders. The governance/nominating committee seeks to identify, and the Board selects, director candidates who (i) have significant business or public experience that is relevant and beneficial to the Board and Westwood, (ii) are willing and able to make a sufficient time commitment to the affairs of Westwood in order to effectively perform the duties of a director, including regular attendance of Board meetings and committee meetings, (iii) are committed to the long-term growth and profitability of Westwood, (iv) are individuals of character and integrity, (v) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (vi) represent the interests of Westwood as a whole and not only the interests of a particular shareholder or group.

The governance/nominating committee adopted procedures detailing the manner in which stockholders may recommend candidates to the Board of Directors. A stockholder wishing to recommend a candidate for election to Westwood’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her recommendation of a candidate to Westwood’s Corporate Secretary at our principal executive office. The submission must be received at Westwood’s principal executive office not less than 120 calendar days before the date that Westwood’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if Westwood did not hold an annual meeting during the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before Westwood begins to print and mail its proxy materials. For the 2006 annual meeting, this date would be November 16, 2005.

In order to be valid, a stockholder’s notice to the Corporate Secretary must set forth (i) the name and address, as they appear on Westwood’s books, of the stockholder recommending such candidate, (ii) the class and number of shares of Westwood that are beneficially owned by the stockholder, (iii) the name, age, business address and residence address of each candidate proposed in the notice, (iv) each candidate’s biographical data and qualifications, (v) the class and number of shares of Westwood stock beneficially owned by the candidate, if any, (vi) a description of all arrangements or understandings between the stockholder and each candidate and any other persons pursuant to which the stockholder is making the recommendation, and (vii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, relating to any person that the stockholder proposes to recommend for election or re-election as a director, including the candidate’s signed written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

To date, our governance/nominating committee has not received a candidate recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Stockholder Communications with the Board

Stockholders may communicate with the Board of Directors or particular Board members (including Westwood’s Lead Director or non-management directors as a group) by mailing a written communication to Westwood’s Corporate Compliance Officer at 200 Crescent Court, Suite 1200, Dallas, Texas 75201, by email to compliance@westwoodgroup.com or by telephone to 214-756-6900. All communications are received and processed by the Corporate Compliance Officer before being referred to the appropriate Board member(s). Complaints relating to Westwood’s accounting, internal accounting controls or auditing matters and concerns regarding questionable accounting or auditing matters are referred to the Chairman of the Audit Committee. Other communications intended for the Board of Directors at large are referred to Westwood’s Lead Director, while communications intended for specific Board members are referred to those Board members. Advertisements, solicitations for periodical or other subscriptions, and similar communication generally are not forwarded to Board members. In the event that a stockholder’s complaint or concern appears to involve the Corporate Compliance Officer, then the stockholder is encouraged to directly contact the Chairman of the Audit Committee, Raymond E. Wooldridge, at rwooldridge@westwoodgroup.com.

Stockholders may also communicate directly with Board members at the annual meetings of stockholders, as it is our policy that Board members should attend such meetings and make themselves available to address any matters properly brought before the meetings. All of our Board members attended the 2004 annual meeting of stockholders.

Code of Ethics

All of our employees, including our principal executive officer, principal operating officer and principal accounting officer, and directors are required by our Code of Business Conduct and Ethics to conduct our business in the highest legal and ethical manner. The full text of the Code is available on our website at www.westwoodgroup.com. We intend to post amendments to or waivers from the Code as required by applicable rules at this location on our website.

Our employees are required to report any conduct that they believe could in any way be construed as a fraudulent or illegal act or otherwise in violation of the Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Director Compensation

Employee directors do not receive compensation for their services as directors. Each non-employee member of our Board of Directors receives $1,500 for each meeting of the Board of Directors attended by the member, up to a maximum of $6,000 per year. Each non-employee member of our Board of Directors receives an additional $2,500 per year if the member serves on one or more committees of our Board of Directors. Additionally, upon the date of election or re-election as a member of our Board of Directors, each non-employee director is awarded 1,500 restricted shares of our common stock, which vest at the expiration of 12 months from the date of grant. We will review our compensation arrangement for directors from time to time.

PROPOSAL 2:

Ratification of Deloitte & Touche LLP as Independent Auditors

Upon the recommendation of our audit committee, our board of directors has selected Deloitte & Touche LLP as our independent auditors for 2005. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting to answer appropriate questions and may make a statement if they so desire.

Fees Paid to Deloitte & Touche LLP

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of Westwood’s annual financial statements, the review of the financial statements included in Westwood’s

Quarterly Reports on Form 10-Q, the audit of (1) Westwood management’s assessment of the effectiveness of our internal control over financial reporting and (2) the effectiveness of our internal control over financial reporting as required by Sarbanes-Oxley Section 404 or for services that are normally provided in connection with statutory or regulatory filings or engagements for the years ended December 31, 2004 and 2003 were $280,100 and $81,900, respectively.

Audit-Related Fees. There were no fees billed by the Deloitte Entities for audit-related services for the years ended December 31, 2004 and 2003.

Tax Fees. The aggregate fees billed for tax services rendered by the Deloitte Entities during the years ended December 31, 2004 and 2003 were $29,200 and $44,300. These services consisted primarily of tax compliance and tax consultation.

All Other Fees. There were no fees billed by the Deloitte Entities for services other than audit fees, audit-related fees or tax fees for the years ended December 31, 2004 and 2003.

Pre-approval policies and procedures for audit and non-audit services. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by Westwood’s independent auditors. Each year the Audit Committee considers for approval the independent auditor’s engagement to render audit services, as well as a list prepared by management of anticipated non-audit services and related budget estimates. During the course of the year, management and the independent auditor are responsible for tracking all services and fees to insure that they are within the scope pre-approved by the Audit Committee. To insure prompt handling of unexpected matters, the Audit Committee has delegated to its chairman the authority to amend or modify the list of approved permissible non-audit services and fees, provided the chairman reports any action taken to the Audit Committee at its next meeting.

The Audit Committee approved all Audit Fees and Tax Fees billed by the Deloitte Entities for the years ended December 31, 2004 and 2003. There were no fees billed by the Deloitte Entities for audit-related services for the years ended December 31, 2004 and 2003.

Vote Sought and Recommendation

Although stockholder action on this matter is not required, the appointment of Deloitte & Touche LLP is being recommended to the stockholders for ratification. The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting is needed to ratify the selection of Deloitte & Touche LLP as independent auditors for 2005. All proxies solicited by the board of directors will be voted “FOR” the ratification of Deloitte & Touche LLP unless stockholders specify in their proxies a contrary vote. Broker non-votes and abstentions will not be counted as votes for this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE

& TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR 2005.

EXECUTIVE OFFICERS

Biographical information regarding Westwood’s current executive officers and other key employees is as follows:

Susan M. Byrne. See biographical information under the caption Proposal 1 – Election of Directors.

Brian O. Casey. See biographical information under the caption Proposal 1 – Election of Directors.

Patricia R. Fraze, age 61, has served as Executive Vice President of Westwood Management since 1995 and as Client Relationship Manager since 2002. Ms. Fraze served as a director of Westwood Management from 1996 to 2003 and served as a director of Westwood Trust from 1999 to 2004. Ms. Fraze joined Westwood in 1990 as Vice President and fixed income analyst and subsequently served as Portfolio Manager for fixed income and balanced portfolios. Prior to joining Westwood, Ms. Fraze was Vice President, Portfolio Strategies and Fixed Income Research at Drexel Burnham Lambert and also spent twenty-two years in mathematics education at both the secondary and graduate level.

Joyce A. Schaer, age 39, has served as Director of Marketing for Westwood Management since 1997 and was promoted to Senior Vice President in 2000. Ms. Schaer served as a director of Westwood Management from 2001 to 2003. Ms. Schaer has held other marketing positions at Westwood including Vice President-Marketing for the Eastern Region of the United States from 1994 to 1996. Ms. Schaer joined the firm in 1989 and has held various positions in the trading, portfolio management and client services areas.

There are no family relationships among the directors, executive officers and other key employees of Westwood.

EXECUTIVE COMPENSATION

Compensation of Certain Executive Officers

The following compensation table sets forth the compensation paid by Westwood to our Chief Executive Officer, our President and other key employees during the year ended December 31, 2004 (the “Named Executive Officers”). Our compensation committee determines the annual base salaries of, and annual and long-term incentive opportunities for, our Named Executive Officers.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Securities Underlying Options(#)	Restricted Stock Awards ($)(2)	All Other Compensation ($)(3)
Susan M. Byrne Chief Executive Officer	2004 2003 2002	500,000 500,000 500,000	1,029,200 1,221,400 1,753,600	(4) (4) (4)	— — 25,000	— — —	28,450 18,000 8,000

Brian O. Casey President, Chief Operating Officer and Secretary	2004 2003 2002	300,000 300,000 250,000	260,000 335,000 667,900	(4) (4) (4)	— — 22,000	315,000 299,900 —	23,450 18,000 8,000

Patricia R. Fraze Executive Vice President of Westwood Management	2004 2003 2002	200,000 200,000 196,200	100,000 127,500 307,100	(5) (4) (4)	— — 15,000	180,000 149,900 —	28,450 18,000 8,000

Joyce A. Schaer Senior Vice President of Westwood Management	2004 2003 2002	200,000 200,000 192,500	75,000 105,000 311,300	(5) (4) (4)	— — 15,000	180,000 219,900 —	20,950 18,000 8,000

(1)	The bonuses reflect amounts either accrued and paid in the indicated year, or accrued in the indicated year but paid to each Named Executive Officer in the following year.

(2)	Restricted stock awards vest as follows – 50% after two years, 75% after three years and 100% after four years. As of December 31, 2004, Mr. Casey, Ms. Fraze and Ms. Schaer beneficially owned 32,500, 17,500 and 21,000 shares of restricted stock, respectively, valued at $640,300, $344,800 and $413,700, respectively, based on a year end closing price of $19.70 per share. Dividends are paid to recipients of restricted stock.
(3)	Reflects, in 2004, 401(k) matching contributions and profit sharing contributions to the Westwood Holdings Group, Inc. Savings Plan and matching contributions to the Westwood Holdings Group, Inc. Deferred Compensation Plan; in 2003, 401(k) matching contributions to the Westwood Holdings Group, Inc. Savings Plan and matching contributions to the Westwood Holdings Group, Inc. Deferred Compensation Plan; and, in 2002, 401(k) matching contributions to the Westwood Holdings Group, Inc. Savings Plan and SWS 401(k) Plan.
(4)	These bonus amounts include both annual incentive awards and discretionary bonus awards made under the Stock Incentive Plan.

Aggregate Option Exercises in Last Year and Year End Option Values

The following table sets forth information concerning the exercise of our stock options during the year ended December 31, 2004 by the Named Executive Officers and the number and aggregate value of unexercised in-the-money options for our stock options at December 31, 2004. The actual amount, if any, realized on exercise of stock options will depend on the amount by which the market price of our common stock on the date of exercise exceeds the exercise price. The actual value realized on the exercise of unexercised in-the-money stock options (whether exercisable or unexercisable) may be higher or lower than the values reflected in this table.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Year End		Value of Unexercised In-the-Money Options at Year End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Susan M. Byrne	—	—	12,500	12,500	85,000	85,000

Brian O. Casey	—	—	11,000	11,000	74,800	74,800

Patricia R. Fraze	—	—	7,500	7,500	51,000	51,000

Joyce A. Schaer	—	—	7,500	7,500	51,000	51,000

(1)	Values are based upon the closing price of $19.70 per share of our common stock on the NYSE on December 31, 2004, the last trading day of 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of December 31, 2004 about shares of our common stock that may be issued upon the exercise of options, warrants and rights under the Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, the only equity compensation plan of the Company in effect at that time. This Plan was approved by our public stockholders at our 2003 annual meeting.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	176,625	$12.92	411,850
Equity compensation plans not approved by security holders	—	—	—
Total	176,625	$12.92	411,850

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee is a current or former officer or employee of Westwood or its subsidiaries or has had a relationship requiring disclosure by Westwood under applicable federal securities regulations. No executive officer of Westwood served as a director or member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Gabelli Advisers, Inc. and Affiliates

Westwood provides investment advisory services to the Westwood Funds family of mutual funds pursuant to a subadvisory agreement with Gabelli Advisers, Inc. Based on SEC filings, we believe that Gabelli Asset Management Inc., of which Gabelli Advisers, Inc. is a subsidiary, owned 17.8% of our common stock as of March 1, 2005. During 2004, Gabelli Advisers, Inc. paid subadvisory fees to Westwood Management Corp., a subsidiary of Westwood, in the amount of $889,000. In addition, Westwood Management owns shares of Class A Common Stock, representing an 18.8% economic interest in Gabelli Advisers, Inc. During 2004, Westwood Management received consulting fees of $328,000 from Gabelli Advisers, Inc.

All future material transactions involving affiliated parties will be subject to approval by a majority of Westwood’s disinterested directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 2005, Westwood had issued and entitled to vote at the annual meeting 5,746,897 shares of common stock. Except where otherwise indicated the following table sets forth certain information, as of March 1, 2005, regarding beneficial ownership of the common stock and the percentage of total voting power held by:

•	each stockholder who is known by Westwood to own more than five percent (5%) of the outstanding common stock;

•	each director;

•	each Named Executive Officer; and

•	all directors and executive officers as a group.

Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

Beneficial Owners(1)	Number of Shares Beneficially Owned(2)	Percent of Class
5% Beneficial Owners
Gabelli Asset Management Inc. (3)(4)	1,023,250	17.8%
Third Avenue Management LLC (3)(5)	892,821	15.5%
Dalton, Greiner, Hartman, Maher & Co. (3)(6)	338,175	5.9%
Directors and Named Executive Officers
Susan M. Byrne	649,005	11.3%
Brian O. Casey	234,981	4.1%
Patricia R. Fraze	52,095	*
Joyce A. Schaer	60,828	1.1%
Tom C. Davis	6,500	*
Frederick R. Meyer	34,093	*
Jon L. Mosle, Jr.	50,500	*
Leonard Riggs, Jr., M.D.	11,500	*
Raymond E. Wooldridge	75,003	1.3%
All directors and named executive officers as a group (9 Persons)	1,174,505	20.3%

*	Less than 1%
(1)	The address of each director and Named Executive Officer is that of the Company.
(2)	Includes shares subject to options that may be acquired within 60 days after March 1, 2005. Such shares are deemed to be outstanding and to be beneficially owned by the person or group holding the options for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.
(3)	The beneficial ownership information reported for this stockholder is based upon the most recent Schedule 13D or Schedule 13G filed with the SEC by such stockholder.
(4)	Pursuant to the Schedule 13D filed by Gabelli Asset Management Inc. (“Gabelli”) on February 14, 2005, Gabelli stated that these shares are beneficially owned by Mario J. Gabelli, c/o Gabelli Asset Management Inc., One Corporate Center, Rye, NY 10580, and Gabelli Group Capital Partners, Inc.
(5)	The address of Third Avenue Management LLC (“TAM”) is 622 Third Avenue, 32nd Floor, New York, New York 10017-6715. On February 16, 2005, TAM reported its beneficial ownership, indicating that it held sole dispositive power and sole voting power over 892,821 shares.

(6)	The address of Dalton, Greiner, Hartman, Maher & Co. (“DGHM”) is 565 Fifth Ave., Suite 2101, New York, New York 10017. On February 14, 2005, DGHM reported its beneficial ownership, indicating that it held sole dispositive power over 338,175 shares and sole voting power over 329,553 shares.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The compensation committee consists of Messrs. Davis, Meyer, Mosle and Wooldridge, each an independent director of Westwood. Mr. Meyer serves as Chairman of the compensation committee. This Report describes (i) the compensation committee’s compensation policies generally applicable to Westwood’s executive officers; and (ii) the basis for Ms. Byrne’s compensation in 2004, including the factors and criteria on which Ms. Byrne’s compensation was based, and the relationship of Westwood’s performance to her compensation.

Compensation Policies. The compensation committee’s policies are aimed at achieving close alignment between its executives’ overall compensation opportunity and Westwood’s financial performance, and at retaining the services of key members of its management team. The compensation committee considers the performance of Westwood relative to other companies in its peer group, and assesses management performance on both an individual and aggregate basis.

Base Salary. The compensation committee annually reviews base compensation levels and considers competitive levels of base pay relative to peer companies in the industry. Base salary levels for 2004 were maintained at the same amounts as the base salaries for 2003, with an emphasis placed on other performance-based compensation incentives.

Performance-Based Compensation. Pursuant to the terms of the Stock Incentive Plan, the compensation committee adopted an Annual Incentive Plan (the “AIP”), under which a bonus pool is established based on financial performance criteria. These criteria are based on pre-tax profits, which operates as a stimulus to achieving improvement in the financial performance of Westwood. For 2004, the compensation committee approved an AIP cash bonus pool equal to $2.3 million. The compensation committee makes recommendations to the board of directors regarding the allocation of the AIP bonus pool among officers of Westwood. For 2004, the compensation committee granted discretion to the Chief Executive Officer and President to allocate the remainder of the AIP bonus pool among other employees.

Discretionary Bonus Awards. The compensation committee may also grant discretionary bonus awards of stock, cash or any combination of stock and cash to our officers and key employees in such amounts and subject to such terms and conditions as the compensation committee may determine. For 2004, the compensation committee approved discretionary bonus awards of $347,000.

Equity-based Compensation. Westwood’s common stock trades on the New York Stock Exchange. Westwood believes that the opportunity to award forms of equity-based compensation to recruit and retain talented personnel is a key advantage to operating as an independent public company. Westwood’s ability to grant equity-based compensation awards differentiates it from some of its competitors. The compensation committee intends to grant some form of equity-based compensation awards annually. For 2004, the compensation committee decided to grant individual restricted stock awards based on each employee’s tenure with Westwood, position, and peer review performance ranking, as well as qualitative evaluations provided by Westwood’s Chief Executive Officer and President. Grants of restricted stock to Westwood’s Named Executive Officers based on the compensation committee’s review for 2004 are set forth under “Executive Compensation – Compensation of Certain Executive Officers.”

Compensation of the Chief Executive Officer. In determining the compensation for Ms. Byrne, the compensation committee takes into account that Ms. Byrne is the founder of Westwood, and is a widely known and respected member of the financial community whose reputation enhances the stature of Westwood, and is critical to its ongoing marketing efforts. The compensation committee reviews Ms. Byrne’s compensation in relation to the performance of Westwood’s proprietary accounts, and its client accounts for which she has primary responsibility in setting investment policy.

Ms. Byrne’s base salary for 2004 was maintained at the same level as the prior year with the emphasis being placed on annual cash incentive awards. Ms. Byrne participates in the AIP, and the compensation committee determines each year the maximum amount that she may earn based on the financial criteria for the Plan. For 2004 and for future years (until changed by the compensation committee), Ms. Byrne’s maximum performance bonus is equal to 10% of Westwood’s pre-tax profits (subject to the compensation committee’s discretion to reduce the bonus to less than the 10% formula amount). Ms. Byrne was awarded a 2004 AIP bonus in an amount equal to 10% of Westwood’s pre-tax profits. Additionally, the compensation committee made discretionary bonus awards to Ms. Byrne for 2004.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction for compensation in excess of $1 million paid to the chief executive officer and the next four most highly compensated executive officers of a publicly held corporation. The compensation committee considers it important to preserve the tax deductibility of compensation for its executive officers, consistent with achieving its goal of retaining its management team.

COMPENSATION COMMITTEE

Frederick R. Meyer, Chairman
Tom C. Davis
Jon L. Mosle, Jr.
Raymond E. Wooldridge

REPORT OF THE AUDIT COMMITTEE

In conjunction with its other activities, the audit committee reviewed and discussed Westwood’s audited financial statements for the year ended December 31, 2004 with its management. The members of the audit committee also discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and considered whether the provision of nonaudit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP. The audit committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP their independence.

Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in Westwood’s Annual Report on Form 10-K for the year ended December 31, 2004.

AUDIT COMMITTEE

Raymond E. Wooldridge, Chairman
Tom C. Davis
Frederick R. Meyer
Jon L. Mosle, Jr.
Leonard Riggs, Jr., M.D.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires Westwood’s directors and executive officers, and persons who own more than ten percent of a registered class of Westwood’s equity securities to file with the SEC initial statements of beneficial ownership of securities and subsequent changes in beneficial ownership. Westwood’s officers, directors and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish Westwood with copies of all Section 16(a) forms they file.

To Westwood’s knowledge, based solely on a review of the copies of such reports furnished to Westwood and written representations that no other reports were required, during the year ended December 31, 2004, its officers, directors and greater-than-ten-percent beneficial owners timely complied with all Section 16(a) filing requirements applicable to them.

PERFORMANCE GRAPH

The following graph compares total stockholder returns of Westwood since July 1, 2002, the date the Company began trading as a public company after the spin-off, with the total return of the Russell 2000 Index and the SNL Asset Manager Index. The SNL Asset Manager Index is a composite of twenty-two publicly traded asset management companies.

Comparison of Cumulative Total Return on Investment Since July 1, 2002

	Period Ending
Index	07/01/02	12/31/02	06/30/03	12/31/03	06/30/04	12/31/04
Westwood Holdings Group, Inc.	100.00	102.66	146.90	145.75	148.16	169.87
Russell 2000 Index	100.00	86.21	101.63	126.95	135.54	150.22
SNL Asset Manager Index	100.00	86.40	105.15	120.47	124.11	157.18

The total return for Westwood’s stock and for each index assumes $100 invested on July 1, 2002 in Westwood’s common stock, the Russell 2000 Index, and the SNL Asset Manager Index, including the reinvestment of dividends. Westwood’s common stock is traded on the New York Stock Exchange.

The closing price of Westwood’s common stock on the last trading day of the year ended December 31, 2004 was $19.70 per share. Historical stock price performance is not necessarily indicative of future price performance.

STOCKHOLDER PROPOSALS

We must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2006 no later than November 16, 2005 to have such Proposal included in our proxy statement for the 2006 annual meeting. You must submit your Proposal in writing to our Corporate Secretary:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

ANNUAL REPORT

Our Annual Report to Stockholders, which includes our consolidated financial statements as of and for the year ended December 31, 2004, is being mailed to you along with this proxy statement. Upon written request, we will provide, without charge to any stockholder, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules to such report. Such request should be directed to:

Brian O. Casey

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(214) 756-6900

HOUSEHOLDING INFORMATION

Unless Westwood has received contrary instructions, Westwood may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if Westwood believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce Westwood’s expenses. However, if stockholders prefer to receive multiple sets of Westwood’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of Westwood’s disclosure documents, the stockholders should follow these instructions:

If the shares are registered in the name of the stockholder, the stockholder should contact Westwood at its offices at 200 Crescent Court, Suite 1200, Dallas Texas 75201, Attention: Corporate Secretary, to inform Westwood of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Brian O. Casey
Secretary

March 17, 2005

WESTWOOD HOLDINGS GROUP, INC.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING TO BE HELD ON APRIL 28, 2005

The undersigned hereby appoints Susan M. Byrne or Brian O. Casey, and each of them, jointly and severally, as the undersigned’s proxy or proxies, with full power of substitution, to vote all shares of common stock of Westwood Holdings Group, Inc. which the undersigned is entitled to vote at the annual meeting of the common stockholders to be held at The Crescent Club, 200 Crescent Court, Suite 1700, Dallas, Texas 75201 on Thursday, April 28, 2005, at 10:00 a.m., Dallas, Texas time, and any postponements or adjournments thereof, as fully as the undersigned could if personally present, upon the Proposals set forth below, revoking any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side.)

< FOLD AND DETACH HERE <

The board of directors recommend a vote FOR Proposals 1 and 2	Please mark your votes as indicated in this example.	X

1.	The election of the following seven directors to hold office until the next annual meeting of Westwood’s stockholders and until their respective successors shall have been duly elected and qualified.
	☐ FOR ALL NOMINEES (except for the names struck out below) (Susan M. Byrne, Brian O. Casey, Tom C. Davis, Frederick R. Meyer, Jon L. Mosle, Jr., Leonard Riggs, Jr., M.D. and Raymond E. Wooldridge)	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.
2.	The ratification of Deloitte & Touche LLP as Westwood’s independent auditors for the year ending December 31, 2005.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Date /

Signature

Signature, If Jointly Held

If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE